UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2009

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation.

On June 15, 2009, we extended the maturity date of our $9 million line of credit with First Community Bank from July 5, 2009 to December 15, 2009, pursuant to a Change in Terms Agreement and related updated Business Loan Agreement, copies of which will be filed as exhibits to our Form 10-Q for the quarter ending June 30, 2009.  The remaining terms of the line of credit remain substantially identical to the terms previously disclosed, including in our Form 8-K filed with the Commission on July 7, 2008, the information included therein with respect to the line of credit to the extent not updated by this filing is incorporated herein by reference.  As of the date hereof, we have outstanding under the line of credit approximately $4 million in aggregate principal amount, and we paid a loan origination fee in connection with the extension of approximately $17,000.  We currently have no immediate plans to borrow additional funds under the extended line of credit.  Investors are encouraged to read the full terms of the definitive agreements when they become available, and are encouraged to review in the interim the full terms of the Business Loan Agreement previously filed with the Commission as an exhibit to our Form 10-Q for the quarter ended June 30, 2008, the terms of which remain applicable in all material respects except as otherwise provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer